EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, Eugene V. N. Bissell, Chief Executive Officer, and I, John S. Iannarelli, Chief Financial Officer, of AmeriGas Propane, Inc., a Pennsylvania corporation, the General Partner of AmeriGas Partners, L.P. (the “Company”), hereby certify that to our knowledge:
(1)
The Company’s annual report on Form 10-K for the period ended September 30, 2011 (the “Form 10-K”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
* * *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ Eugene V.N. Bissell Eugene V.N. Bissell	/s/ John S. Iannarelli John S. Iannarelli

Date: November 21, 2011	Date: November 21, 2011